Exhibit 99.1

Vroom Announces Third Quarter 2023 Results

Continued Progress on Long-Term Roadmap Driving Unit Growth, GPPU Improvement and Cost Reductions

NEW YORK – November 7, 2023 – Vroom, Inc. (Nasdaq:VRM), a leading ecommerce platform for buying and selling used vehicles, today announced financial results for the third quarter ended September 30, 2023.

HIGHLIGHTS OF THIRD QUARTER 2023 VERSUS SECOND QUARTER 2023

•
11% sequential growth in Ecommerce units
•
$3,144 Ecommerce gross profit per unit (GPPU) as compared to $2,954
•
Continued reductions in fixed costs per unit as well as per unit costs across marketing, logistics, and titling and registrations and support
•
$(82.9) million net loss as compared to $(66.3) million
•
$(64.5) million Adjusted EBITDA as compared to $(56.3) million

Tom Shortt, Chief Executive Officer of Vroom, said, “In the third quarter of 2023, consistent with our Long-Term Roadmap, we continued to make progress on our three key objectives and four strategic initiatives. Our ecommerce unit growth rate doubled sequentially to 11%, while we also sequentially improved GPPU and reduced SG&A spend. Ecommerce GPPU increased to $3,144 in Q3 2023 from $2,954 in Q2 2023, benefiting from an improved mix of unaged vehicles sold within the quarter. During the third quarter of 2023, 34% of our units sold were aged units, or units held greater than 180 days. Adjusted EBITDA declined sequentially, driven by headwinds in the loan portfolio performance at UACC due to higher delinquencies and realized net losses, partially offset by improved unit economics. We continue to drive process improvements across titling and registration, pricing, marketing, sales, reconditioning and logistics.”

Bob Krakowiak, Vroom’s Chief Financial Officer, commented, “We succeeded in reducing per-unit costs across 1) marketing, 2) logistics, 3) titling, registration and support, and 4) fixed costs. We further strengthened our balance sheet by recovering $48 million of cash trapped on the balance sheet as we sold through aged inventory, and ended the quarter with cash and cash equivalents of approximately $209 million. We will continue to pursue opportunities to reduce costs, strengthen our balance sheet and enhance our liquidity and intend to seek additional capital through equity or debt financing.”

THIRD QUARTER 2023 FINANCIAL DISCUSSION

All financial comparisons are on a year-over-year basis unless otherwise noted.

Ecommerce Results

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change	% Change	2023	2022	Change	% Change
	(in thousands, except unit data and average days to sale)				(in thousands, except unit data and average days to sale)
Ecommerce units sold	4,561	6,428	(1,867)	(29.0)%	12,621	35,134	(22,513)	(64.1)%
Ecommerce revenue:
Vehicle revenue	$136,949	$212,980	$(76,031)	(35.7)%	$387,585	$1,173,727	$(786,142)	(67.0)%
Product revenue	12,902	12,461	441	3.5%	36,128	48,709	(12,581)	(25.8)%
Total ecommerce revenue	$149,851	$225,441	$(75,590)	(33.5)%	$423,713	$1,222,436	$(798,723)	(65.3)%
Ecommerce gross profit:
Vehicle gross profit	$2,354	$14,573	$(12,219)	(83.8)%	$2,956	$46,153	$(43,197)	(93.6)%
Product gross profit	11,985	12,461	(476)	(3.8)%	33,610	48,709	(15,099)	(31.0)%
Total ecommerce gross profit	$14,339	$27,034	$(12,695)	(47.0)%	$36,566	$94,862	$(58,296)	(61.5)%
Average vehicle selling price per ecommerce unit	$30,026	$33,133	$(3,107)	(9.4)%	$30,710	$33,407	$(2,697)	(8.1)%
Product revenue per ecommerce unit	2,829	1,939	890	45.9%	2,863	1,386	1,477	106.5%
Gross profit per ecommerce unit:
Vehicle gross profit per ecommerce unit	$516	$2,267	$(1,751)	(77.2)%	$234	$1,314	$(1,080)	(82.2)%
Product gross profit per ecommerce unit	2,628	1,939	689	35.5%	2,663	1,386	1,277	92.1%
Total gross profit per ecommerce unit	$3,144	$4,206	$(1,062)	(25.2)%	$2,897	$2,700	$197	7.3%
Ecommerce average days to sale	202	186	16	8.6%	266	118	148	125.4%

Results by Segment

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change	% Change	2023	2022	Change	% Change
	(in thousands, except unit data)				(in thousands, except unit data)
Units:
Ecommerce	4,561	6,428	(1,867)	(29.0)%	12,621	35,134	(22,513)	(64.1)%
Wholesale	2,270	3,128	(858)	(27.4)%	5,273	19,108	(13,835)	(72.4)%
All Other (1)	357	662	(305)	(46.1)%	1,022	3,408	(2,386)	(70.0)%
Total units	7,188	10,218	(3,030)	(29.7)%	18,916	57,650	(38,734)	(67.2)%

Revenue:
Ecommerce	$149,851	$225,441	$(75,590)	(33.5)%	$423,713	$1,222,436	$(798,723)	(65.3)%
Wholesale	30,898	47,604	(16,706)	(35.1)%	75,593	270,489	(194,896)	(72.1)%
Retail Financing (2)	40,823	40,654	169	0.4%	114,939	120,005	(5,066)	(4.2)%
All Other (3)	14,062	27,098	(13,036)	(48.1)%	43,034	126,622	(83,588)	(66.0)%
Total revenue	$235,634	$340,797	$(105,163)	(30.9)%	$657,279	$1,739,552	$(1,082,273)	(62.2)%
Gross profit (loss):
Ecommerce	$14,339	$27,034	$(12,695)	(47.0)%	$36,566	$94,862	$(58,296)	(61.5)%
Wholesale	(1,495)	(1,574)	79	5.0%	(5,426)	(6,260)	834	13.3%
Retail Financing (2)	32,341	35,954	(3,613)	(10.0)%	92,184	109,637	(17,453)	(15.9)%
All Other (3)	2,909	5,917	(3,008)	(50.8)%	9,576	17,089	(7,513)	(44.0)%
Total gross profit	$48,094	$67,331	$(19,237)	(28.6)%	$132,900	$215,328	$(82,428)	(38.3)%
Gross profit (loss) per unit (4):
Ecommerce	$3,144	$4,206	$(1,062)	(25.2)%	$2,897	$2,700	$197	7.3%
Wholesale	$(659)	$(503)	$(156)	31.0%	$(1,029)	$(328)	$(701)	213.7%

(1)
All Other units consist of retail sales of used vehicles from TDA.
(2)
The Retail Financing segment represents UACC’s operations with its network of third-party dealership customers as of the closing of the UACC acquisition in February 2022.
(3)
All Other revenues and gross profit consist of retail sales of used vehicles from TDA and fees earned on sales of value-added products associated with those vehicles sales and the CarStory business.
(4)
Gross profit per unit metrics exclude the Retail Financing gross profit and All Other gross profit.

SG&A

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change	% Change	2023	2022	Change	% Change
	(in thousands)				(in thousands)
Compensation & benefits	$37,695	$55,694	$(17,999)	(32.3)%	$130,318	$199,111	$(68,793)	(34.6)%
Marketing expense	13,429	14,945	(1,516)	(10.1)%	39,871	69,818	(29,947)	(42.9)%
Outbound logistics	2,209	4,945	(2,736)	(55.3)%	6,251	39,925	(33,674)	(84.3)%
Occupancy and related costs	4,575	6,041	(1,466)	(24.3)%	13,600	17,408	(3,808)	(21.9)%
Professional fees	5,277	6,459	(1,182)	(18.3)%	15,504	26,585	(11,081)	(41.7)%
Software and IT costs	9,227	11,277	(2,050)	(18.2)%	27,555	33,406	(5,851)	(17.5)%
Other	7,174	35,282	(28,108)	(79.7)%	29,979	89,374	(59,395)	(66.5)%
Total selling, general & administrative expenses	$79,586	$134,643	$(55,057)	(40.9)%	$263,078	$475,627	$(212,549)	(44.7)%

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance:

•
EBITDA;
•
Adjusted EBITDA;
•
Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues;
•
Adjusted EBITDA excluding securitization gain;
•
Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues;

These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with U.S. GAAP. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. We have reconciled all non-GAAP financial measures with the most directly comparable U.S. GAAP financial measures.

EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues, Adjusted EBITDA excluding securitization gain, and Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues are supplemental performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because each of these non-GAAP financial measures facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes.

EBITDA

We calculate EBITDA as net loss before interest expense, interest income, income tax expense and depreciation and amortization expense.

Adjusted EBITDA

We calculate Adjusted EBITDA as EBITDA adjusted to exclude severance costs, gain on debt extinguishment, severe weather-related costs, goodwill impairment charge, realignment costs, acquisition related costs, and other costs which relate to impairment of long-lived assets. Changes in fair value of financial instruments can fluctuate significantly from period to period and previously related primarily to historical loans and debt which have been securitized, and acquired on February 1, 2022 from UACC. Our ongoing business model is to originate or purchase finance receivables with the intent to sell which we recognize at the lower of cost or fair value. As a result of current market conditions, the financial instruments related to the 2022-2 and 2023-1 securitization transactions are recognized on balance-sheet and accounted for under the fair value option. See Note 16 — Financial Instruments and Fair Value Measurements to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended September 30, 2023. As a result, the majority of our finance receivables are now carried at fair value and a significant portion of the risk of loss associated with these finance receivables have been retained by UACC. We therefore have determined we will no longer make any adjustments for such fluctuations in fair value to our Adjusted EBITDA results. We have recast the prior period presented to conform to current period presentation. We may account for future securitizations as on balance sheet transactions depending on the market conditions.

Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues

We calculate Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the non-recurring costs incurred to address operational and customer experience issues, including rental cars for our customers and legal settlements with customers and state DMVs. While we expect to continue to incur these costs over the next few quarterly periods, we expect such costs to continue to decline due to the improvements across our operations.

Adjusted EBITDA excluding securitization gain

We calculate Adjusted EBITDA excluding securitization gain as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC's finance receivables, and believe that it provides a useful perspective on the underlying operating results and trends and a means to compare our period-over-period results.

Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues

We calculate Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC’s finance receivables and the non-recurring costs incurred to address operational and customer experience issues.

The following table presents a reconciliation of the foregoing non-GAAP financial measures to net loss, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Net loss	$(82,857)	$(51,127)	$(224,219)	$(476,675)
Adjusted to exclude the following:
Interest expense	12,058	9,704	30,915	28,617
Interest income	(5,506)	(5,104)	(16,369)	(12,991)
Provision (benefit) for income taxes	260	899	918	(22,085)
Depreciation and amortization	11,248	9,995	32,421	28,005
EBITDA	$(64,797)	$(35,633)	$(176,334)	$(455,129)
Severance costs	$274	$—	$6,655	$—
Gain on debt extinguishment	—	(37,917)	(19,640)	(37,917)
Hail storm costs	—	—	2,353	—
Goodwill impairment charge	—	—	—	201,703
Realignment costs	—	3,243	—	12,772
Acquisition related costs	—	—	—	5,653
Other	—	—	1,352	2,127
Adjusted EBITDA	$(64,523)	$(70,307)	$(185,614)	$(270,791)
Non-recurring costs to address operational and customer experience issues	32	15,785	818	25,059
Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues	$(64,491)	$(54,522)	$(184,796)	$(245,732)
Securitization gain	—	(15,972)	—	(45,589)
Adjusted EBITDA excluding securitization gain	$(64,523)	$(86,279)	$(185,614)	$(316,380)
Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues	$(64,491)	$(70,494)	$(184,796)	$(291,321)

THIRD QUARTER 2023 AS COMPARED TO SECOND QUARTER 2023

	Three Months Ended September 30,	Three Months Ended June 30,
	2023	2023	Change	% Change
	(in thousands, except unit data)
Total revenues	$235,634	$225,178	$10,456	4.6%
Total gross profit	$48,094	$46,001	$2,093	4.5%
Ecommerce units sold	4,561	4,127	434	10.5%
Ecommerce revenue	$149,851	$138,225	$11,626	8.4%
Ecommerce gross profit	$14,339	$12,189	$2,150	17.6%
Vehicle gross profit (loss) per ecommerce unit	$516	$290	$226	77.9%
Product gross profit per ecommerce unit	2,628	2,664	(36)	(1.4)%
Total gross profit per ecommerce unit	$3,144	$2,954	$190	6.4%
Wholesale units sold	2,270	1,834	436	23.8%
Wholesale revenue	$30,898	$30,800	$98	0.3%
Wholesale gross (loss) profit	$(1,495)	$(3,993)	$2,498	62.6%
Wholesale gross (loss) profit per unit	$(659)	$(2,177)	$1,518	69.7%
Retail Financing revenue	$40,823	$42,128	$(1,305)	(3.1)%
Retail Financing gross profit	$32,341	$34,068	$(1,727)	(5.1)%
Total selling, general, and administrative expenses	$79,586	$86,955	$(7,369)	(8.5)%

	Three Months Ended September 30,	Three Months Ended June 30,
	2023	2023	Change	% Change
	(in thousands)
Net loss	$(82,857)	$(66,318)	$(16,539)	24.9%
Adjusted to exclude the following:
Interest expense	12,058	8,938	3,120	34.9%
Interest income	(5,506)	(4,921)	(585)	11.9%
Provision for income taxes	260	385	(125)	(32.5)%
Depreciation and amortization	11,248	10,536	712	6.8%
EBITDA	$(64,797)	$(51,380)	$(13,417)	26.1%
Severance costs	$274	$2,277	$(2,003)	(88.0)%
Gain on debt extinguishment	—	(10,931)	10,931	100.0%
Hail storm costs	—	2,353	(2,353)	(100.0)%
Other	—	1,352	(1,352)	(100.0)%
Adjusted EBITDA	$(64,523)	$(56,329)	$(8,194)	14.5%
Non-recurring costs to address operational and customer experience issues	32	126	(94)	(74.3)%
Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues	$(64,491)	$(56,203)	$(8,288)	(14.7)%
Securitization gain	—	—	—	0.0%
Adjusted EBITDA excluding securitization gain	$(64,523)	$(56,329)	$(8,194)	14.5%
Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues	$(64,491)	$(56,203)	$(8,288)	14.7%

Financial Outlook

For the full year 2023, we updated our guidance on Adjusted EBITDA performance and year-end cash and cash equivalents:

•
Adjusted EBITDA(1) of $(245.0) to $(225.0) million;
•
Year-end cash and cash equivalents of $137.0 to $162.0 million.

(1) A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for the full year 2023 Financial Outlook is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future. We have provided a reconciliation of GAAP to non-GAAP financial measures for the third quarter 2023 in the reconciliation table in the Non-GAAP Financial Measures section above.

The foregoing estimates are forward-looking statements that reflect the Company’s expectations as of November 7, 2023 and are subject to substantial uncertainty. See “Forward-Looking Statements” below.

Conference Call & Webcast Information

Vroom management will discuss these results and other information regarding the Company during a conference call and audio webcast Wednesday, November 8, 2023 at 8:30 a.m. ET.

To access the conference call, please register at this embedded link. Registered participants will be sent a unique PIN to access the call. A listen-only webcast will also be available via the same link and at ir.vroom.com. An archived webcast of the conference call will be accessible on the website within 48 hours of its completion.

About Vroom (Nasdaq: VRM)

Vroom is an innovative, end-to-end ecommerce platform that offers a better way to buy and a better way to sell used vehicles. The Company’s scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and contact-free, at-home pick-up and delivery. For more information visit www.vroom.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding expected timelines with respect to, our execution of and the expected benefits from our long term roadmap, declining costs due to improvements across our operations, and other cost-saving initiatives; our future results of operations and financial position, including for the full year 2023; our ability to improve our unit economics and future growth, including with respect to our Adjusted EBITDA and liquidity, our ability to improve our transaction processes, increase and optimize our internal sales force, sell through aged vehicles and the potential impacts as we sell through our inventory, improve variable cost per unit, such as logistics costs and marketing costs, and reduce fixed costs; and our plans to enhance liquidity and strengthen our balance sheet, including by seeking additional capital through equity or debt financing. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our Quarterly report on Form 10-Q for the quarter ended September 30, 2023, which is available on our Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Investor Relations:

Vroom

Jon Sandison

investors@vroom.com

Media Contact:

Vroom

Chris Hayes

chris.hayes@vroom.com

VROOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of September 30,	As of December 31,
	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$208,562	$398,915
Restricted cash (including restricted cash of consolidated VIEs of $47.2 million and $24.7 million, respectively)	80,517	73,095
Accounts receivable, net of allowance of $8.9 million and $21.5 million, respectively	9,022	13,967
Finance receivables at fair value (including finance receivables of consolidated VIEs of $12.2 million and $11.5 million, respectively)	12,901	12,939
Finance receivables held for sale, net (including finance receivables of consolidated VIEs of $338.4 million and $305.9 million, respectively)	399,836	321,626
Inventory	240,676	320,648
Beneficial interests in securitizations	5,287	20,592
Prepaid expenses and other current assets (including other current assets of consolidated VIEs of $24.3 million and $11.7 million, respectively)	56,889	58,327
Total current assets	1,013,690	1,220,109
Finance receivables at fair value (including finance receivables of consolidated VIEs of $376.7 million and $119.6 million, respectively)	387,796	140,235
Property and equipment, net	49,220	50,201
Intangible assets, net	138,644	158,910
Operating lease right-of-use assets	30,836	23,568
Other assets (including other assets of consolidated VIEs of $2.0 million and $0 million, respectively)	26,525	26,004
Total assets	$1,646,711	$1,619,027
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$27,280	$34,702
Accrued expenses (including accrued expenses of consolidated VIEs of $3.3 million and $1.5 million, respectively)	57,435	76,795
Vehicle floorplan	212,486	276,988
Warehouse credit facilities of consolidated VIEs	294,653	229,518
Current portion of long term debt (including current portion of securitization debt of consolidated VIEs at fair value of $186.6 million and $47.2 million, respectively)	197,045	47,239
Deferred revenue	12,487	10,655
Operating lease liabilities, current	9,511	9,730
Other current liabilities	12,284	17,693
Total current liabilities	823,181	703,320
Long term debt, net of current portion (including securitization debt of consolidated VIEs of $175.3 million and $32.6 million at fair value, respectively)	521,353	402,154
Operating lease liabilities, excluding current portion	26,938	20,129
Other long-term liabilities (including other long-term liabilities of consolidated VIEs of $9.5 million and $7.4 million, respectively)	16,969	18,183
Total liabilities	1,388,441	1,143,786
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value; 500,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 139,752,858 and 138,201,903 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	135	135
Additional paid-in-capital	2,083,046	2,075,798
Accumulated deficit	(1,824,911)	(1,600,692)
Total stockholders’ equity	258,270	475,241
Total liabilities and stockholders’ equity	$1,646,711	$1,619,027

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Retail vehicle, net	$147,710	$234,353	$419,548	$1,283,263
Wholesale vehicle	30,898	47,604	75,593	270,489
Product, net	13,075	13,181	36,499	51,954
Finance	40,823	40,654	114,939	120,005
Other	3,128	5,005	10,700	13,841
Total revenue	235,634	340,797	657,279	1,739,552
Cost of sales:
Retail vehicle	144,654	218,726	414,917	1,234,138
Wholesale vehicle	32,393	49,178	81,019	276,749
Product	917	—	2,518	—
Finance	8,481	4,699	22,755	10,368
Other	1,095	863	3,170	2,969
Total cost of sales	187,540	273,466	524,379	1,524,224
Total gross profit	48,094	67,331	132,900	215,328
Selling, general and administrative expenses	79,586	134,643	263,078	475,627
Depreciation and amortization	11,010	9,833	31,845	27,728
Impairment charges	—	1,017	1,353	206,127
Loss from operations	(42,502)	(78,162)	(163,376)	(494,154)
Gain on debt extinguishment	—	(37,917)	(19,640)	(37,917)
Interest expense	12,058	9,704	30,915	28,617
Interest income	(5,506)	(5,104)	(16,369)	(12,991)
Other loss, net	33,543	5,383	65,019	26,897
Income (loss) before provision for income taxes	(82,597)	(50,228)	(223,301)	(498,760)
Provision (benefit) for income taxes	260	899	918	(22,085)
Net loss	$(82,857)	$(51,127)	$(224,219)	$(476,675)
Net loss per share attributable to common stockholders, basic	$(0.59)	$(0.37)	$(1.61)	$(3.46)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic	139,692,323	138,118,679	139,123,352	137,817,839

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net loss	$(224,219)	$(476,675)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment charges	1,353	206,127
Gain on debt extinguishment	(19,640)	(37,917)
Depreciation and amortization	32,421	28,005
Amortization of debt issuance costs	3,418	3,777
Realized gains on securitization transactions	—	(45,589)
Deferred taxes	—	(23,855)
Losses on finance receivables and securitization debt, net	80,246	39,464
Stock-based compensation expense	7,248	6,613
Provision to record inventory at lower of cost or net realizable value	(15,867)	(5,033)
Provision for bad debt	995	18,448
Provision to record finance receivables held for sale at lower of cost or fair value	4,375	3,831
Amortization of unearned discounts on finance receivables at fair value	(20,273)	(12,121)
Other, net	(11,792)	(5,441)
Changes in operating assets and liabilities:
Finance receivables, held for sale
Originations of finance receivables held for sale	(420,793)	(483,167)
Principal payments received on finance receivables held for sale	71,906	38,297
Proceeds from sale of finance receivables held for sale, net	—	509,612
Other	(868)	(5,924)
Accounts receivable	3,950	63,252
Inventory	95,839	293,589
Prepaid expenses and other current assets	17,316	12,420
Other assets	2,097	(2,678)
Accounts payable	(7,422)	(22,183)
Accrued expenses	(19,914)	(27,020)
Deferred revenue	1,832	(59,490)
Other liabilities	(7,839)	(39,444)
Net cash used in operating activities	(425,631)	(23,102)
Investing activities
Finance receivables at fair value
Purchases of finance receivables at fair value	(3,392)	(49,475)
Principal payments received on finance receivables at fair value	136,644	106,829
Proceeds from sale of finance receivables at fair value, net	—	43,262
Consolidation of VIEs	11,409	—
Principal payments received on beneficial interests	4,334	5,571
Purchase of property and equipment	(11,553)	(19,968)
Acquisition of business, net of cash acquired of $47.9 million	—	(267,488)
Net cash provided by (used in) investing activities	137,442	(181,269)
Financing activities
Proceeds from borrowings under secured financing agreements	261,991	—
Principal repayment under secured financing agreements	(159,384)	(176,909)
Proceeds from financing of beneficial interests in securitizations	24,506	—
Principal repayments of financing of beneficial interests in securitizations	(5,699)	—
Proceeds from vehicle floorplan	436,586	1,286,000
Repayments of vehicle floorplan	(501,088)	(1,453,529)
Proceeds from warehouse credit facilities	332,700	419,000
Repayments of warehouse credit facilities	(269,698)	(460,566)
Repurchases of convertible senior notes	(13,194)	(18,458)
Other financing activities	(1,462)	(1,977)
Net cash provided by (used in) financing activities	105,258	(406,439)
Net decrease in cash, cash equivalents and restricted cash	(182,931)	(610,810)
Cash, cash equivalents and restricted cash at the beginning of period	472,010	1,214,775
Cash, cash equivalents and restricted cash at the end of period	$289,079	$603,965

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(in thousands)

(unaudited)

Supplemental disclosure of cash flow information:
Cash paid for interest	$40,424	$24,619
Cash paid for income taxes	$5,153	$2,062
Supplemental disclosure of non-cash investing and financing activities:
Finance receivables from consolidation of 2022-2 securitization transaction	$180,706	$—
Elimination of beneficial interest from the consolidation of 2022-2 securitization transaction	$9,811	$—
Securitization debt from consolidation of 2022-2 securitization transaction	$186,386	$—
Reclassification of finance receivables held for sale to finance receivables at fair value, net	$248,081	$—
Fair value of beneficial interests received in securitization transactions	$—	$30,082